UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2005 (November 21, 2005)

FORTUNE ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30292	88-0405437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

8687 West Sahara Avenue, Suite 150, Las Vegas, Nevada 89117
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (702) 614-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

On November 21, 2005, the Registrant entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with WB Capital Group, Inc., a Nevada corporation (“WB”) pursuant to which the Registrant agreed to issue 3,000,000 shares of the Company’s common stock (the “Shares”) and a Promissory Note in the principal amount of $126,000 (the “Note”) to WB (the Shares and the Note, collectively referred to herein as the “Securities”). The rights to acquire the Securities set forth in the Securities Purchase Agreement were subsequently assigned to Central Class Group Limited, a British Virgin Islands company (“Central Class”) by WB and Central Class acquired the Securities. The consideration paid by Central Class for the Shares was $324,000 and the consideration paid by Central Class for the Note was $126,000. The consideration received by the Registrant for the issuance of the Shares was $214,000. All consideration received by the Registrant for the issuance of the Securities were used to pay-off existing liabilities of the Registrant. In connection with this transaction, Central Class also assumed certain liabilities and obligations of the Registrant owed to third parties arising from promissory notes. There are no material relationships between the Registrant or its affiliates and any of the parties of the Securities Purchase Agreement. This transaction was closed on November 30, 2005.

Item 5.01	Changes in Control of Registrant

The Board of Directors of the Registrant is aware that there has been a change in control of the Registrant. On November 30, 2005, Central Class Group Limited, a British Virgin Islands company (“Central Class”) acquired 17,271,422 shares of the Registrant’s common stock directly from 9 shareholders of the Registrant. This acquisition of shares, along with the issuance of the Shares to Central Class (as described in Item 1.01 herein) (both transactions referred to herein as the “Transactions”) represent the acquisition of approximately 50.8% of the total outstanding stock of the Registrant. No part of the consideration used to acquire control of the Registrant was from a loan. The total consideration used by Central Class to acquire control of the Registrant (by acquiring the Securities and the stock from the Registrant’s stockholders as described herein) was $354,000.

In connection with the Transactions, the Registrant’s interest in Team Rainbow, Inc. and Poker Video Association were transferred back to William Danton as part of his settlement of liabilities and obligations owed by the Registrant to William Danton. In addition, as part of the Transactions, the Registrant’s interest in 221,500 Options in Genesis Marketing & Development, LLC (GMAD) was transferred to a Liquidating Trust set-aside for the beneficial interest of the shareholders of record of the Registrant as of November 25, 2005 (the “Shareholders of Record”). Such Liquidating Trust shall be managed by a separate, uncompensated board comprised of Douglas R. Sanderson, Phillip Verrill, Dr. Pavin Anand, Dr. Gary Parsons, and Theodore Silvester, Jr. All actions of such board require a super majority and all actions must inure to the benefit of the Shareholders of Record.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As part of the Transactions, the following changes to the Registrant’s directors and officers have occurred or will occur:

(a)	Resignation of Directors

Effective November 25, 2005, Mr. Phillip Verrill, Mr. Pavan Anand and Mr. Theodore Silvester, Jr. resigned as members of the board of directors of the Registrant. There were no disagreements between Mr. Phillip Verrill, Mr. Pavan Anand and Mr. Theodore Silvester, Jr. and any officer or director of the Registrant. The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Phillip Verrill, Mr. Pavan Anand and Mr. Theodore Silvester, Jr. and informed them that each may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Registrant requests that he provide the respects in which he does not agree with the disclosures. The Registrant will file any letter received by the Registrant from Mr. Phillip Verrill, Mr. Pavan Anand and Mr. Theodore Silvester, Jr. as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

(b)	Resignation of Officers

Effective November 25, 2005, Mr. Douglas R. Sanderson resigned as the Chairman, Chief Executive Officer and President of the Registrant.

Effective November 25, 2005, Mr. Phillip Verrill resigned as the Chief Financial Officer and Chief Operating Officer of the Registrant.

(c)	Appointment of Directors

Effective November 25, 2005, Mr. Ke Huang was appointed as a member of the Registrant’s Board of Directors. Mr. Huang is not a director of any other reporting company. No transactions occurred in the last two years to which the Registrant was a party in which Mr. Huang had or is to have a direct or indirect material interest. The appointment of Mr. Ke Huang is subject to compliance with Rule 14f-1 promulgated pursuant the Securities Exchange Act of 1934, as amended. Upon compliance with Rule 14f-1, Mr. Douglas R. Sanderson will resign as a member of the Registrant’s Board of Directors.

(d)	Appointment of Chief Executive Officer and Acting Chief Financial Officer

Effective November 25, 2005, Mr. Ke Huang was appointed as the Chief Executive Officer and Acting Chief Financial Officer of the Registrant. No transactions occurred in the last two years to which the Registrant was a party in which Mr. Huang had or is to have a direct or indirect material interest.

Mr. Ke Huang, the Registrant’s Chief Executive Officer and Acting Chief Financial Officer, is 34 years old. Mr. Huang attended Guangdong Zhongshan University in 2002. In 1992, Mr. Huang established Guangdong Richvast Corporation and served as its Vice General Manager until 1996. From 1996 until the present, Mr. Huang served as the Chairman of the Board of Guangdong Richvast Elec. Equip, Ltd., a manufacturer of high quality air-conditioner products with over 1,000 employees and over US$100 Million in annual sales. Mr. Huang also served as the Vice Chairman of the Chamber of Lufeng City, the Commissioner of Government Association of Shanwei City, the Vice President of youth Association of Shanwei City and the Commissioner of Youth Association of Guandong Province in the People’s Republic of China.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement entered into as of November 21, 2005 by and between WB Capital Group, Inc., a Nevada corporation and Fortune Entertainment Corporation, a Delaware corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2005	FORTUNE ENTERTAINMENT CORPORATION (Registrant)

	By:	/s/ Ke Huang
Ke Huang Chief Executive Officer